Exhibit 4.4

EXECUTION COPY

ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”), dated as of December 2, 2015, by and among GENERAL ELECTRIC CAPITAL LLC, a Delaware limited liability company (formerly known as General Electric Capital Corporation, the “Assignor”), and GE CAPITAL US HOLDINGS, INC., a Delaware corporation (the “Assignee”).

RECITALS

WHEREAS, the Assignor is the performance guarantor under the Originator Performance Guaranty, dated as of August 12, 2004 (the “Originator Performance Guaranty”);

WHEREAS, the Assignor wishes to assign all of its rights, powers, trusts and duties as Originator Performance Guarantor under the Originator Performance Guaranty to the Assignee, and the Assignee wishes to assume such rights, powers, trusts and duties as Originator Performance Guarantor under the Originator Performance Guaranty;

NOW, THEREFORE, in consideration of the mutual covenants and promises herein, the receipt and sufficiency of which is hereby acknowledged, the Assignor and the Assignee agree as follows:

ARTICLE ONE

ASSIGNMENT OF ORIGINATOR PERFORMANCE GUARANTY

Section 1.             Definitions and Rules of Construction. Capitalized terms used in this Assignment and not otherwise defined herein are used as defined in the Originator Performance Guaranty. The Rules of Construction set forth in Section 1.2 of the Originator Performance Guaranty shall be incorporated herein.

Section 2.             Assignment and Assumption. (a) Pursuant to Section 3.2 of the Originator Performance Guaranty, the Assignor hereby assigns all of its rights, powers, trusts and duties as Originator Performance Guarantor under the Originator Performance Guaranty to the Assignee, effective as of the Effective Time, and the Assignee hereby assumes all of the rights, powers, trusts and duties of the Assignor under the Originator Performance Guaranty, effective as of the Effective Time.

(b)           The Issuer hereby consents to the assignment of the Assignor’s rights, powers, trusts and duties as Originator Performance Guaranty under the Originator Performance Guaranty to the Assignee.

(c)            Notwithstanding anything to the contrary set forth in this Section 2, this Assignment shall not effect a release, discharge or novation of the obligations of the Assignor as Originator Performance Guarantor under the Originator Performance Guaranty.

(d)           The Assignor and Assignee acknowledge and agree that the Assignee may further assign its rights, powers, trusts and duties as Originator Performance Guarantor under the Originator Performance Guaranty to another entity so long as that entity agrees to be bound by Section 2(e) of this Assignment, and upon such further assignment, the Assignee shall be released from all of its obligations under the Originator Performance Guaranty. For the avoidance of doubt, no further assignment by the Assignee hereunder shall effect a release, discharge or novation of the obligations of the Assignor as Originator Performance Guarantor under the Originator Performance Guaranty.

(e)           Neither Assignee or any assignee of the Assignee’s rights under the Originator Performance Guaranty shall consent to any amendment or other modification or supplement to the Originator Performance Guaranty without the consent of the Assignor other than an amendment releasing and discharging the obligations of Assignor under the Originator Performance Guaranty.

Section 3.             Notices. For the purposes of Section 3.1 of the Originator Performance Guaranty, all notices, whether faxed or mailed, will be deemed received as provided in Section 3.1 of the Originator Performance Guaranty when sent pursuant to the following instructions:

TO THE ASSIGNOR:

General Electric Capital LLC

901 Main Avenue

Norwalk, Connecticut 06851

Attention: Legal Department

michael.paolillo@ge.com

With a copy to:

General Electric Capital LLC

201 Merritt 7

Norwalk, Connecticut 06851

Attention: Capital Markets - Securitization

steve.poulin@ge.com

michael.paolillo@ge.com

TO THE ASSIGNEE:

GE Capital US Holdings, Inc.

901 Main Avenue
Norwalk, Connecticut 06851
Attention: Michael Paolillo
michael.paolillo@ge.com

TO THE ISSUER:

GE Dealer Floorplan Master Note Trust

c/o BNY Mellon Trust of Delaware

Bellevue Park Corporate Center

301 Bellevue Parkway, 3rd Floor

Wilmington, Delaware 19809

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With a copy to:

GE Capital US Holdings, Inc.

901 Main Avenue

Norwalk, Connecticut 06851

Attention: Michael Paolillo

michael.paolillo@ge.com

Section 4.             Indemnification. Assignee shall indemnify and hold harmless Assignor and its successors (collectively, the “Assignor Performance Guarantor”), and reimburse the Assignor Performance Guarantor for, all losses, damages, costs, expenses and liabilities (including reasonable attorneys’ fees) that the Assignor Performance Guarantor may suffer or incur, or become subject to, as a result of any obligation under the Originator Performance Guaranty retained by the Assignor Performance Guarantor after the Effective Time or any attempt by the Issuer, the Indenture Trustee, any Noteholder or any other Person to enforce the Originator Performance Guaranty against the Assignor Performance Guarantor after the Effective Time.  The Assignee acknowledges and agrees that Assignee shall be obligated to perform all duties and obligations of the Assignor Performance Guarantor under the Originator Performance Guaranty after the Effective Time notwithstanding any right of, or claim of, the Issuer, the Indenture Trustee or any other Person to enforce the Originator Performance Guaranty against the Assignor Performance Guarantor.  Each Assignor Performance Guarantor shall be a third party beneficiary of this Section 4 and shall be entitled to enforce the provisions of this Section 4.

Section 5.             Limitation of Liability of the Trustee. It is expressly understood and agreed by the parties hereto that (a) this document is executed and delivered by BNY Mellon Trust of Delaware, not individually or personally, but solely as Trustee of the Trust, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as a personal representation, undertaking and agreement by BNY Mellon Trust of Delaware but is made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on BNY Mellon Trust of Delaware, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall BNY Mellon Trust of Delaware be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this document.

Section 6.             Miscellaneous. (a) This Assignment is entered into and the assignment and assumption effected hereby shall be effective as of 1:00 a.m. (New York time) on December 2, 2015 (the “Effective Time”); provided, that each of the Issuer, the Assignor and the Assignee shall have executed a counterpart to this Assignment.

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(b)           THIS ASSIGNMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401(1) OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(c)            This Assignment may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same Assignment. Delivery of an executed counterpart of this Assignment by electronic means shall be equally as effective as delivery of an original executed counterpart of this Assignment.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed as of the day and year first above written.

GENERAL ELECTRIC CAPITAL LLC,
as Assignor

By: /s/ Thomas A. Davidson

Name: Thomas A. Davidson

Title: Authorized Signatory

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GE CAPITAL US HOLDINGS, INC.,
as Assignee

By: /s/ Thomas A. Davidson

Name: Thomas A. Davidson

Title: Authorized Signatory

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Solely for the purposes of the consent set forth in Section 2(b) of this Assignment:

GE DEALER FLOORPLAN MASTER NOTE TRUST

By: BNY Mellon Trust of Delaware, not in its individual capacity, but solely as Owner Trustee on behalf of the Issuer

By: /s/ Kristine K. Gullo

Name: Kristine K. Gullo

Title: Vice President

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